UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 11, 2003

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	333-81946	45-0423511
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

One Pasta Avenue

Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Item 5.  Other Events.

        The Annual Meeting of Stockholders of Dakota Growers Pasta Company, Inc. (the “Company”) was held on January 11, 2003. The following proposals were presented for stockholder consideration at the Annual Meeting:

•                  The election of three directors to serve as “Class I” directors.

•                  Approval of the Dakota Growers Pasta Company, Inc. 2003 Stock Option Plan.

•                  Approval of the appointment of Eide Bailly LLP as the Company’s independent auditors for fiscal year 2003.

        At the Annual Meeting, the Company’s stockholders elected each of the Company’s nominees named in its Proxy Statement, dated December 13, 2002, to serve as “Class I” directors on the Board of Directors of the Company.  The Company’s nominees were John S. Dalrymple III, James F. Link and John D. Rice, Jr.  As newly-elected “Class I” directors, each of these individuals will serve on the Board of Directors for three-year terms ending in 2006. Following are the results for the election of directors:

	Shares Voted For	Shares Withheld
John S. Dalrymple III	9,022,396	408,267
James F. Link	6,512,411	408,267
John D. Rice, Jr.	6,696,234	408,267

        The Company’s stockholders approved the Company’s 2003 Stock Option Plan, as follows:

Shares Voted For	6,457,194
Shares Voted Against	1,219,627
Shares Abstained	141,793

        In addition, the stockholders approved the appointment of Eide Bailly LLP as the Company’s independent auditors for fiscal year 2003, as follows:

Shares Voted For	7,575,299
Shares Votes Against	166,381
Shares Abstained	76,934

        The Company also communicated to stockholders at the Annual Meeting that it continues to pursue alternatives with third parties regarding the possibility of executing strategies to enhance the liquidity of the Company’s capital stock, but cautioned that there was no guarantee that the

Company would be successful in doing so.  The Company had previously communicated the foregoing to its stockholders in a letter dated October 31, 2002 and sent to stockholders on November 6, 2002. A copy of that letter was included as Exhibit 20.2 to a Form 8-K filed by the Company on November 15, 2002.

Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits: Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

By ___/s/ Timothy J. Dodd________________

Timothy J. Dodd, President and Chief

Executive Officer

January 16, 2003